Exhibit 99.1

Byline Bancorp, Inc. Reports Second Quarter 2026 Financial Results

Second quarter net income of $40.2 million, $0.90 diluted earnings per share

Chicago, IL, July 23, 2026 – Byline Bancorp, Inc. (NYSE: BY), today reported:

	At or for the quarter			Second Quarter Highlights (compared to 1Q26 unless specified)
	2Q26	1Q26	2Q25
Financial Results ($ in thousands)				• Delivered strong quarterly results, reflecting
Net interest income (NII)	$100,836	$99,863	$95,982	record revenues and solid growth
Non-interest income	16,876	12,538	14,471
Total revenue(1)	117,712	112,401	110,453	• Adjusted EPS(1) of $0.91, up 9.6% LQ and 21.3% Y/Y
Non-interest expense (NIE)	56,479	57,189	59,602
Pre-tax pre-provision net income (PTPP)(1)	61,233	55,212	50,851	• ROAA of 1.63%; ROTCE(1) of 14.47%
Provision for credit losses	7,162	5,537	11,923
Provision for income taxes	13,890	12,096	8,846	• PTPP ROAA of 2.49%(1), 15th consecutive
Net income	$40,181	$37,579	$30,082	quarter greater than 2.00%

Per Share				• TBV per common share of $24.48(1), up 2.9% LQ
Diluted earnings per share (EPS)	$0.90	$0.83	$0.66	and 13.6% Y/Y
Dividends declared per common share	0.12	0.12	0.10
Book value per common share	28.86	28.17	26.00	Income Statement
Tangible book value per common share(1)	24.48	23.79	21.56	• Net interest income of $100.8 million, up 1.0%

Balance Sheet & Credit Quality ($ in thousands)				• Non-interest income of $16.9 million, up 34.6%,
Total deposits	$7,870,762	$7,801,816	$7,810,479	including higher GOS volume and FV marks
Total loans and leases	7,563,929	7,484,958	7,353,869
Net charge-offs	4,446	5,950	7,656	• Non-interest expense of $56.5 million, down 1.2%
Allowance for credit losses (ACL)	111,861	108,879	107,727
ACL to total loans and leases held for investment	1.48%	1.46%	1.47%	• Adjusted efficiency ratio(1) improved 327 bps
				to 46.51%, best as a public company
Select Ratios (annualized where applicable)
Efficiency ratio(1)	46.93%	49.78%	52.61%	Balance Sheet
Return on average assets (ROAA)	1.63%	1.56%	1.25%	• Total assets stood at $9.9 billion, up 0.2%
Return on average stockholders' equity	12.05%	11.43%	10.24%
Return on average tangible common equity(1)	14.47%	13.77%	12.83%	• Total deposits grew $68.9 million, or 3.5%(2)
Net interest margin (NIM)	4.28%	4.33%	4.18%
Common equity to total assets	13.13%	12.92%	12.27%	• Total loans and leases grew $79.0 million, or 4.2%(2)
Tangible common equity to tangible assets(1)	11.36%	11.13%	10.39%
Common equity tier 1	12.92%	12.55%	11.85%	• Total payout ratio(3): 35.9%

CEO/President Commentary

Roberto R. Herencia, Executive Chairman and CEO of Byline Bancorp, commented, "Our second quarter results reflect the strength of our franchise and disciplined execution, highlighted by strong operating fundamentals resulting in our Board's decision to increase our dividend by 16.7%. We remain confident in our ability to continue to build on our market position as we pursue our objective of becoming the preeminent commercial bank in Chicago. I want to thank our employees, who are fundamental to our success and the long-term value we create for our stockholders."

Alberto J. Paracchini, President of Byline Bancorp, added, "We are pleased with our excellent operating performance for the quarter and first half of the year, with EPS increasing by 8% linked quarter and 36% year-over-year, which reflects stable balance sheet trends, consistent credit quality, and disciplined expense management. Our business continued to perform well, and we enter the second half of 2026 with good momentum."

(1)
Represents non-GAAP financial measures. See “Reconciliation of non-GAAP Financial Measures” for a reconciliation to the most directly comparable GAAP financial measure.
(2)
Annualized.
(3)
Total payout ratio is inclusive of dividends and share repurchases.

Byline Bancorp, Inc.

Board Declares Cash Dividend of $0.14 per Share

On July 21, 2026, the Company's Board of Directors declared a cash dividend of $0.14 per share, which represents a 16.7% increase from the previous quarterly dividend of $0.12 per share. The dividend will be paid on August 18, 2026, to stockholders of record of the Company's common stock as of August 4, 2026.

STATEMENTS OF OPERATIONS HIGHLIGHTS

Net Interest Income

Net interest income for the second quarter of 2026 was $100.8 million, an increase of $973,000, or 1.0%, from the first quarter of 2026. The increase in net interest income was primarily due to one additional calendar day, partially offset by higher interest expense related to increased funding costs.

Tax-equivalent net interest margin(1) for the second quarter of 2026 was 4.29%, a decrease of five basis points compared to the first quarter of 2026. The decrease primarily reflected modest compression in earning asset yields and higher funding costs. Net loan accretion income contributed 11 basis points to the net interest margin for the quarter.

The average cost of total deposits was 1.92% for the second quarter of 2026, a modest increase of one basis point compared to the first quarter of 2026.

Provision for Credit Losses

The provision for credit losses was $7.2 million for the second quarter of 2026, an increase of $1.6 million, or 29.3%, compared to $5.5 million for the first quarter of 2026, mainly due to additional allocation on individually assessed loans and growth in the loan and lease portfolio.

Non-interest Income

Non-interest income for the second quarter of 2026 was $16.9 million, an increase of $4.3 million, or 34.6%, compared to $12.5 million for the first quarter of 2026. The increase in total non-interest income was principally driven by four factors: a $1.9 million favorable change in the fair value of equity securities, a $736,000 improvement in the fair value adjustment on loan servicing assets, $627,000 in higher net gains on sales of loans, and higher other non-interest income, primarily reflecting gains on sales of leased assets and swap fee income.

Net gains on sales of loans totaled $6.1 million for the quarter, an increase of $627,000, or 11.5%, compared to the prior quarter. During the second quarter of 2026, we sold $78.1 million of U.S. government guaranteed loans compared to $71.8 million during the first quarter of 2026.

Non-interest Expense

Non-interest expense for the second quarter of 2026 was $56.5 million, a decrease of $710,000, or 1.2%, compared to $57.2 million for the first quarter of 2026. The decrease in non-interest expense was primarily driven by a $673,000 decline in net losses recognized on other real estate owned, a $589,000 decrease in salaries and employee benefits expense, and a $380,000 decrease in occupancy and equipment expense, partially offset by a $496,000 impairment charge related to a closed branch held for sale and higher other non-interest expense.

Our efficiency ratio was 46.93%(1), and our adjusted efficiency ratio was 46.51%(1), each compared to 49.78%(1) for the first quarter of 2026, an improvement of 285 basis points and 327 basis points, respectively. The improvement in the efficiency ratio was driven by increased revenue and lower non-interest expense.

Income Taxes

We recorded income tax expense of $13.9 million during the second quarter of 2026, compared to $12.1 million during the first quarter of 2026. The effective tax rates were 25.7% and 24.4% for the second quarter of 2026 and first quarter of 2026, respectively. This increase was primarily driven by income tax benefits related to share-based compensation recorded in the prior quarter.

(1) Represents non-GAAP financial measures. See “Reconciliation of non-GAAP Financial Measures” for a reconciliation of our non-GAAP measures to the most directly comparable GAAP financial measure.

Byline Bancorp, Inc.

STATEMENTS OF FINANCIAL CONDITION HIGHLIGHTS

Assets

Total assets were $9.9 billion as of June 30, 2026, an increase of $22.8 million, or 0.2%, compared to $9.9 billion at March 31, 2026. The increase was primarily driven by a $67.1 million increase to loans and leases held for investment, largely in originated commercial and industrial loans, partially offset by a decrease in securities available-for-sale of $39.4 million, mainly due to principal paydowns.

Allowance for Credit Losses

The ACL was $111.9 million as of June 30, 2026, an increase of $3.0 million, or 2.7%, from March 31, 2026, mainly due to an increased provision for credit losses on individually assessed loans and lower net charge-offs on loans and leases.

Net loan and lease charge-offs during the second quarter of 2026 were $4.4 million, or 0.24% of average loans and leases on an annualized basis, a decrease of $1.5 million and eight basis points, compared to the first quarter of 2026. The decrease was primarily driven by higher recoveries compared to the prior quarter and lower charge-offs on government guaranteed loans.

Asset Quality

Non-performing assets were $72.2 million, or 0.73% of total assets, as of June 30, 2026, an increase of $2.1 million from March 31, 2026. The increase was primarily due to increased non-accrual loans and leases. The government guaranteed portion of non-performing loans included in non-performing assets was $8.1 million at June 30, 2026, compared to $7.7 million at March 31, 2026, an increase of $399,000.

Deposits and Other Liabilities

Total deposits increased $68.9 million, or 0.9% to $7.9 billion at June 30, 2026 from $7.8 billion as of March 31, 2026. The increase was primarily driven by growth in interest-bearing deposits.

Total borrowings and other liabilities were $757.5 million at June 30, 2026, a decrease of $70.1 million from $827.6 million at March 31, 2026. The decrease for the quarter was primarily driven by lower FHLB advances.

Stockholders’ Equity

Total stockholders’ equity was $1.3 billion at June 30, 2026, an increase of $23.9 million, or 1.9%, from March 31, 2026, primarily due to net income of $40.2 million, partially offset by share repurchases, dividends declared, and an increase in accumulated other comprehensive loss related to available-for-sale securities. During the quarter ended June 30, 2026, we repurchased 274,528 shares of our common stock.

(1) Represents non-GAAP financial measures. See “Reconciliation of non-GAAP Financial Measures” for a reconciliation of our non-GAAP measures to the most directly comparable GAAP financial measure.

Byline Bancorp, Inc.

Conference Call, Webcast and Slide Presentation

We will host a conference call and webcast at 9:00 a.m. Central Time on Friday, July 24, 2026, to discuss our quarterly financial results. Analysts and investors may participate in the question-and-answer session. The call can be accessed via telephone at (833) 461-5787; Meeting ID: 439 867 942.

A slide presentation relating to our second quarter 2026 results will be accessible prior to the conference call. The slide presentation and webcast of the conference call can be accessed on our investor relations website at www.bylinebancorp.com.

About Byline Bancorp, Inc.

Headquartered in Chicago, Byline Bancorp, Inc. is the parent company of Byline Bank, a full service commercial bank serving small- and medium-sized businesses, financial sponsors, and consumers. Byline Bank has approximately $9.9 billion in assets and operates 44 branch locations throughout the Chicago and Milwaukee metropolitan areas. Byline Bank offers a broad range of commercial and community banking products and services including small ticket equipment leasing solutions and is one of the top Small Business Administration lenders in the United States.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the U.S. federal securities laws. Forward-looking statements include, without limitation, statements concerning plans, estimates, calculations, forecasts and projections with respect to the anticipated future performance of the Company. These statements are often, but not always, made through the use of words or phrases such as ‘‘may’’, ‘‘might’’, ‘‘should’’, ‘‘could’’, ‘‘predict’’, ‘‘potential’’, ‘‘believe’’, ‘‘expect’’, ‘‘continue’’, ‘‘will’’, ‘‘anticipate’’, ‘‘seek’’, ‘‘estimate’’, ‘‘intend’’, ‘‘plan’’, ‘‘projection’’, ‘‘would’’, ‘‘annualized’’, “target” and ‘‘outlook’’, or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. Forward-looking statements involve estimates and known and unknown risks, and reflect various assumptions and involve elements of subjective judgment and analysis, which may or may not prove to be correct, and which are subject to uncertainties and contingencies outside the control of Byline and its respective affiliates, directors, employees and other representatives, which could cause actual results to differ materially from those presented in this communication.

No representations, warranties or guarantees are or will be made by Byline as to the reliability, accuracy or completeness of any forward-looking statements contained in this communication or that such forward-looking statements are or will remain based on reasonable assumptions. You should not place undue reliance on any forward-looking statements contained in this communication.

Certain risks and important factors that could affect Byline’s future results are identified in our Annual Report on Form 10-K and other reports we file with the Securities and Exchange Commission, including among other things under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025. Any forward-looking statement speaks only as of the date on which it is made, and Byline undertakes no obligation to update any forward-looking statement, whether to reflect events or circumstances after the date on which the statement is made, to reflect new information or the occurrence of unanticipated events, or otherwise unless required under the federal securities laws.

Contact For Byline Bancorp, Inc.:

Investors / Media:
Brooks O. Rennie
Investor Relations Director
(312) 660-5805
brennie@bylinebank.com

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (unaudited)

	June 30,	March 31,	June 30,
(dollars in thousands)	2026	2026	2025
ASSETS
Cash and due from banks	$77,159	$62,341	$75,114
Interest bearing deposits with other banks	116,400	136,027	143,258
Cash and cash equivalents	193,559	198,368	218,372
Equity and other securities, at fair value	7,476	9,561	10,759
Securities available-for-sale, at fair value	1,616,748	1,656,180	1,575,240
Restricted stock, at cost	18,777	20,615	18,649
Loans held for sale	21,518	9,686	25,814
Loans and leases:
Loans and leases	7,542,411	7,475,272	7,328,055
Allowance for credit losses - loans and leases	(111,861)	(108,879)	(107,727)
Net loans and leases	7,430,550	7,366,393	7,220,328
Servicing assets, at fair value	19,291	18,942	18,797
Premises and equipment, net	55,981	57,317	59,544
Other real estate owned, net	3,153	2,890	4,946
Goodwill and other intangible assets, net	198,050	199,285	203,508
Bank-owned life insurance	109,414	108,481	105,714
Deferred tax assets, net	40,624	45,525	57,104
Accrued interest receivable and other assets	217,324	216,437	201,443
Total assets	$9,932,465	$9,909,680	$9,720,218
LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Non-interest-bearing demand deposits	$1,826,739	$1,818,981	$1,773,229
Interest-bearing deposits	6,044,023	5,982,835	6,037,250
Total deposits	7,870,762	7,801,816	7,810,479
Other borrowings	460,449	504,520	414,110
Subordinated notes, net	73,967	73,938	74,127
Junior subordinated debentures issued to capital trusts, net	71,814	71,612	71,136
Accrued expenses and other liabilities	151,258	177,502	157,950
Total liabilities	8,628,250	8,629,388	8,527,802
STOCKHOLDERS’ EQUITY
Common stock	471	471	471
Additional paid-in capital	756,361	754,582	756,029
Retained earnings	712,588	677,854	583,170
Treasury stock	(78,627)	(71,048)	(57,015)
Accumulated other comprehensive loss, net of tax	(86,578)	(81,567)	(90,239)
Total stockholders’ equity	1,304,215	1,280,292	1,192,416
Total liabilities and stockholders’ equity	$9,932,465	$9,909,680	$9,720,218

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

	Three Months Ended
(dollars in thousands,	June 30,	March 31,	June 30,
except per share data)	2026	2026	2025
INTEREST AND DIVIDEND INCOME
Interest and fees on loans and leases	$127,524	$125,950	$128,199
Interest on securities	14,426	13,589	13,907
Other interest and dividend income	2,356	2,117	2,433
Total interest and dividend income	144,306	141,656	144,539
INTEREST EXPENSE
Deposits	37,338	36,284	44,380
Other borrowings	3,273	2,658	1,396
Subordinated notes and debentures	2,859	2,851	2,781
Total interest expense	43,470	41,793	48,557
Net interest income	100,836	99,863	95,982
PROVISION FOR CREDIT LOSSES	7,162	5,537	11,923
Net interest income after provision for credit losses	93,674	94,326	84,059
NON-INTEREST INCOME
Fees and service charges on deposits	2,853	2,919	2,633
Loan servicing revenue	3,047	3,041	3,071
Loan servicing asset revaluation	(1,126)	(1,862)	(2,150)
ATM and interchange fees	1,377	931	1,059
Net gains (losses) on sales of securities available-for-sale	21	—	(37)
Change in fair value of equity securities, net	814	(1,099)	83
Net gains on sales of loans	6,095	5,468	5,414
Wealth management and trust income	1,270	1,262	1,074
Other non-interest income	2,525	1,878	3,324
Total non-interest income	16,876	12,538	14,471
NON-INTEREST EXPENSE
Salaries and employee benefits	35,656	36,245	37,819
Occupancy and equipment expense, net	4,065	4,445	4,739
Impairment charge on assets held for sale	496	—	—
Loan and lease related expenses	752	929	938
Legal, audit, and other professional fees	3,231	3,244	4,843
Data processing	4,866	4,925	4,986
Net loss (gain) recognized on other real estate owned and other related expenses	137	810	(44)
Other intangible assets amortization expense	1,235	1,235	1,499
Other non-interest expense	6,041	5,356	4,822
Total non-interest expense	56,479	57,189	59,602
INCOME BEFORE PROVISION FOR INCOME TAXES	54,071	49,675	38,928
PROVISION FOR INCOME TAXES	13,890	12,096	8,846
NET INCOME	$40,181	$37,579	$30,082
EARNINGS PER COMMON SHARE
Basic	$0.90	$0.84	$0.66
Diluted	$0.90	$0.83	$0.66

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

SELECTED FINANCIAL DATA (unaudited)

	As of or For the Three Months Ended
(dollars in thousands, except share	June 30,	March 31,	June 30,
and per share data)	2026	2026	2025
Earnings per Common Share
Basic earnings per common share	$0.90	$0.84	$0.66
Diluted earnings per common share	$0.90	$0.83	$0.66
Adjusted diluted earnings per common share(1)(3)	$0.91	$0.83	$0.75
Weighted average common shares outstanding (basic)	44,596,967	44,739,433	45,306,240
Weighted average common shares outstanding (diluted)	44,789,192	45,045,804	45,484,392
Common shares outstanding	45,191,493	45,442,851	45,866,649
Cash dividends per common share	$0.12	$0.12	$0.10
Dividend payout ratio on common stock	13.33%	14.46%	15.15%
Book value per common share	$28.86	$28.17	$26.00
Tangible book value per common share(1)	$24.48	$23.79	$21.56
Key Ratios and Performance Metrics (annualized where applicable)
Net interest margin	4.28%	4.33%	4.18%
Net interest margin, fully taxable equivalent (1)(4)	4.29%	4.34%	4.19%
Average cost of deposits	1.92%	1.91%	2.27%
Efficiency ratio(1)(2)	46.93%	49.78%	52.61%
Adjusted efficiency ratio(1)(2)(3)	46.51%	49.78%	48.20%
Non-interest income to total revenues(1)	14.34%	11.15%	13.10%
Non-interest expense to average assets	2.29%	2.37%	2.48%
Adjusted non-interest expense to average assets(1)(3)	2.27%	2.37%	2.28%
Return on average stockholders' equity	12.05%	11.43%	10.24%
Adjusted return on average stockholders' equity(1)(3)	12.16%	11.43%	11.51%
Return on average assets	1.63%	1.56%	1.25%
Adjusted return on average assets(1)(3)	1.65%	1.56%	1.41%
Pre-tax pre-provision return on average assets(1)	2.49%	2.29%	2.12%
Adjusted pre-tax pre-provision return on average assets(1)(3)	2.51%	2.29%	2.32%
Return on average tangible common stockholders' equity(1)	14.47%	13.77%	12.83%
Adjusted return on average tangible common stockholders' equity(1)(3)	14.60%	13.77%	14.37%
Non-interest-bearing deposits to total deposits	23.21%	23.31%	22.70%
Loans and leases held for sale and loans and lease held for investment to total deposits	96.10%	95.94%	94.15%
Deposits to total liabilities	91.22%	90.41%	91.59%
Deposits per branch	$178,881	$173,374	$173,566
Asset Quality Ratios
Non-performing loans and leases to total loans and leases held for investment, net before ACL	0.92%	0.90%	0.92%
Total non-performing assets as a percentage of total assets	0.73%	0.71%	0.75%
ACL to total loans and leases held for investment, net before ACL	1.48%	1.46%	1.47%
Net charge-offs to average total loans and leases held for investment, net before ACL - loans and leases	0.24%	0.32%	0.43%
Capital Ratios
Common equity to total assets	13.13%	12.92%	12.27%
Tangible common equity to tangible assets(1)	11.36%	11.13%	10.39%
Leverage ratio	12.79%	12.62%	11.92%
Common equity tier 1 capital ratio	12.92%	12.55%	11.85%
Tier 1 capital ratio	13.88%	13.51%	12.83%
Total capital ratio	15.96%	15.55%	14.87%

(1) Represents a non-GAAP financial measure. See “Reconciliation of non-GAAP Financial Measures” for a reconciliation of our non-GAAP measures to the most directly comparable GAAP financial measure.

(2) Represents non-interest expense less amortization of intangible assets divided by net interest income and non-interest income.

(3) Calculation excludes merger-related expenses, secondary public offering of common stock expenses, and impairment charges on assets held for sale.

(4) Interest income and rates include the effects of a tax equivalent adjustment to adjust tax exempt investment income on tax exempt investment securities to a fully taxable basis, assuming a federal income tax rate of 21%.

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

QUARTER-TO-DATE STATEMENT OF AVERAGE INTEREST-EARNING ASSETS AND AVERAGE INTEREST-BEARING LIABILITIES (unaudited)

	For the Three Months Ended
	June 30, 2026			March 31, 2026			June 30, 2025
(dollars in thousands)	Average Balance(5)	Interest Inc / Exp	Avg. Yield / Rate	Average Balance(5)	Interest Inc / Exp	Avg. Yield / Rate	Average Balance(5)	Interest Inc / Exp	Avg. Yield / Rate
ASSETS
Cash and cash equivalents	$145,381	$1,132	3.12%	$126,721	$993	3.18%	$183,162	$1,667	3.64%
Loans and leases(1)	7,472,818	127,524	6.84%	7,469,281	125,950	6.84%	7,220,834	128,199	7.12%
Taxable securities	1,707,484	14,978	3.52%	1,616,019	13,978	3.51%	1,650,463	13,806	3.36%
Tax-exempt securities(2)	131,354	850	2.60%	135,211	931	2.79%	154,719	1,098	2.85%
Total interest-earning assets	$9,457,037	$144,484	6.13%	$9,347,232	$141,852	6.15%	$9,209,178	$144,770	6.31%
Allowance for credit losses - loans and leases	(111,021)			(109,375)			(106,278)
All other assets	536,969			559,975			530,917
TOTAL ASSETS	$9,882,985			$9,797,832			$9,633,817
LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Interest checking	$1,050,011	$5,048	1.93%	$908,602	$3,776	1.69%	$820,341	$3,551	1.74%
Money market accounts	2,854,519	18,585	2.61%	2,971,407	19,396	2.65%	2,905,465	22,749	3.14%
Savings	490,500	130	0.11%	489,630	127	0.11%	506,874	139	0.11%
Time deposits	1,624,667	13,575	3.35%	1,552,695	12,985	3.39%	1,810,909	17,941	3.97%
Total interest-bearing deposits	6,019,697	37,338	2.49%	5,922,334	36,284	2.48%	6,043,589	44,380	2.95%
Other borrowings	442,187	3,273	2.97%	427,551	2,642	2.51%	298,916	1,396	1.87%
Federal funds purchased	—	—	—	1,500	16	4.27%	—	—	—
Subordinated notes and debentures	145,672	2,859	7.87%	145,432	2,851	7.95%	145,175	2,781	7.68%
Total borrowings	587,859	6,132	4.18%	574,483	5,509	3.89%	444,091	4,177	3.77%
Total interest-bearing liabilities	$6,607,556	$43,470	2.64%	$6,496,817	$41,793	2.61%	$6,487,680	$48,557	3.00%
Non-interest-bearing demand deposits	1,792,439			1,791,132			1,802,639
Other liabilities	145,406			176,460			164,944
Total stockholders’ equity	1,337,584			1,333,423			1,178,554
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$9,882,985			$9,797,832			$9,633,817
Net interest spread(3)			3.49%			3.54%			3.31%
Net interest income, fully taxable equivalent		$101,014			$100,059			$96,213
Net interest margin, fully taxable equivalent(2)(4)(6)			4.29%			4.34%			4.19%
Less: Tax-equivalent adjustment		178	0.01%		196	0.01%		231	0.01%
Net interest income		$100,836			$99,863			$95,982
Net interest margin(4)			4.28%			4.33%			4.18%

Net loan accretion impact on margin		$2,476	0.11%		$1,971	0.09%		$2,978	0.13%

(1) Loan and lease balances are net of deferred origination fees and costs and initial direct costs. Non-accrual loans and leases are included in total loan and lease balances.

(2) Interest income and rates include the effects of a tax equivalent adjustment to adjust tax exempt investment income on tax exempt investment securities to a fully taxable basis, assuming a federal income tax rate of 21%.

(3) Represents the average rate earned on interest-earning assets minus the average rate paid on interest-bearing liabilities.

(4) Represents net interest income (annualized) divided by total average earning assets.

(5) Average balances are average daily balances.

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

SELECTED BALANCE SHEET TABLES AND FINANCIAL RATIOS (unaudited)

The following table presents our allocation of originated, purchased credit deteriorated (PCD), and acquired non-credit-deteriorated loans and leases at the dates indicated:

	June 30, 2026		March 31, 2026		June 30, 2025
(dollars in thousands)	Amount	% of Total	Amount	% of Total	Amount	% of Total
Originated loans and leases:
Commercial real estate	$2,303,785	30.5%	$2,307,557	30.9%	$2,184,187	29.8%
Residential real estate	575,062	7.6%	576,932	7.7%	534,062	7.3%
Construction, land development, and other land	344,578	4.6%	342,099	4.6%	416,118	5.6%
Commercial and industrial	3,120,209	41.3%	2,946,640	39.4%	2,737,054	37.4%
Installment and other	4,817	0.1%	4,868	0.1%	2,984	0.0%
Leasing financing receivables	721,090	9.6%	734,559	9.8%	731,610	10.0%
Total originated loans and leases	$7,069,541	93.7%	$6,912,655	92.5%	$6,606,015	90.1%
Purchased credit deteriorated loans:
Commercial real estate	$59,161	0.8%	$66,801	0.9%	$84,747	1.2%
Residential real estate	18,941	0.2%	20,330	0.3%	27,076	0.4%
Construction, land development, and other land	2,674	0.0%	2,662	0.0%	2,487	0.0%
Commercial and industrial	5,633	0.1%	10,780	0.1%	17,428	0.2%
Installment and other	66	0.0%	72	0.0%	86	0.0%
Total purchased credit deteriorated loans	$86,475	1.1%	$100,645	1.3%	$131,824	1.8%
Acquired non-credit-deteriorated loans and leases:
Commercial real estate	$152,230	2.0%	$177,524	2.4%	$224,442	3.1%
Residential real estate	148,709	2.0%	155,623	2.1%	172,570	2.4%
Construction, land development, and other land	—	—	31,544	0.4%	61,897	0.8%
Commercial and industrial	80,537	1.1%	91,192	1.2%	113,609	1.6%
Installment and other	4,919	0.1%	6,089	0.1%	17,698	0.2%
Total acquired non-credit-deteriorated loans and leases	$386,395	5.2%	$461,972	6.2%	$590,216	8.1%
Total loans and leases	$7,542,411	100.0%	$7,475,272	100.0%	$7,328,055	100.0%
Allowance for credit losses - loans and leases	(111,861)		(108,879)		(107,727)
Total loans and leases, net of allowance for credit losses - loans and leases	$7,430,550		$7,366,393		$7,220,328

The following table presents the balance and activity within the allowance for credit losses - loans and lease for the periods indicated:

	Three Months Ended
	June 30,		March 31,		June 30,
(dollars in thousands)	2026		2026		2025
ACL - loans and leases, beginning of period	$108,879		$108,834		$100,420
Adjustment for acquired PCD loans	—		—		3,206
Provision for credit losses - loans and leases	7,428		5,995		11,757
Net charge-offs - loans and leases	(4,446)		(5,950)		(7,656)
ACL - loans and leases, end of period	$111,861		$108,879		$107,727
Net charge-offs - loans and leases to average total loans and leases held for investment, net before ACL (annualized)	0.24%		0.32%		0.43%
Provision for credit losses - loans and leases to net charge-offs - loans and leases during the period	1.67	x	1.01	x	1.54	x

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

SELECTED BALANCE SHEET TABLES AND FINANCIAL RATIOS (unaudited)

The following table presents the amounts of non-performing loans and leases, other real estate owned, and past due loans and leases 90 days or more and still accruing interest, at the date indicated:

				June 30, 2026
				Change from
(dollars in thousands)	June 30, 2026	March 31, 2026	June 30, 2025	March 31, 2026	June 30, 2025
Non-performing assets:
Non-performing loans and leases	$69,087	$67,275	$67,552	2.7%	2.3%
Other real estate owned	3,153	2,890	4,946	9.1%	(36.3)%
Total non-performing assets	$72,240	$70,165	$72,498	3.0%	(0.4)%
Total non-performing loans and leases as a percentage of total loans and leases	0.92%	0.90%	0.92%
Total non-performing assets as a percentage of total assets	0.73%	0.71%	0.75%
Allowance for credit losses - loans and lease as a percentage of non-performing loans and leases	161.91%	161.84%	159.47%

Non-performing assets guaranteed by U.S. government:
Non-accrual loans guaranteed	$8,136	$7,737	$8,819	5.2%	(7.8)%
Total non-performing loans guaranteed	$8,136	$7,737	$8,819	5.2%	(7.8)%
Total non-performing loans and leases not guaranteed as a percentage of total loans and leases	0.81%	0.80%	0.80%
Total non-performing assets not guaranteed as a percentage of total assets	0.65%	0.63%	0.66%

Past due loans and leases 90 days or more and accruing interest:
Past due leases 90 days or more and accruing interest	$1,114	$—	$—	100.0%	100.0%
Total past due loans and leases 90 days or more and accruing interest	$1,114	$—	$—	100.0%	100.0%
Total past due loans and leases 90 days or more and accruing as a percentage of total loans and leases	0.01%	—	—

The following table presents the composition of deposits at the dates indicated:

				June 30, 2026
				Change from
(dollars in thousands)	June 30, 2026	March 31, 2026	June 30, 2025	March 31, 2026	June 30, 2025
Non-interest-bearing demand deposits	$1,826,739	$1,818,981	$1,773,229	0.4%	3.0%
Interest-bearing checking accounts	1,229,287	934,177	857,460	31.6%	43.4%
Money market demand accounts	2,710,183	2,952,962	2,996,684	(8.2)%	(9.6)%
Other savings	489,415	488,833	501,020	0.1%	(2.3)%
Time deposits (below $250,000)	1,152,305	1,172,914	1,216,990	(1.8)%	(5.3)%
Time deposits ($250,000 and above)	462,833	433,949	465,096	6.7%	(0.5)%
Total deposits	$7,870,762	$7,801,816	$7,810,479	0.9%	0.8%

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (unaudited)

Non-GAAP Financial Measures

This release contains certain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). These measures include adjusted net income, adjusted diluted earnings per share, adjusted non-interest expense, adjusted non-interest expense excluding amortization of intangible assets, adjusted efficiency ratio, adjusted non-interest expense to average assets, tax equivalent net interest income, tax-equivalent net interest margin, total revenue, non-interest income to total revenues, adjusted return on average stockholders’ equity, adjusted return on average assets, pre-tax pre-provision net income, adjusted pre-tax pre-provision net income, pre-tax pre-provision return on average assets, adjusted pre-tax pre-provision return on average assets, tangible common stockholders' equity, tangible assets, average tangible assets, tangible net income, adjusted tangible net income, tangible book value per common share, tangible common equity to tangible assets, return on average tangible common stockholders' equity, and adjusted return on average tangible common stockholders' equity. Management believes that these non-GAAP financial measures provide useful information to management and investors that is supplementary to the Company’s financial condition, results of operations and cash flows computed in accordance with GAAP; however, management acknowledges that our non-GAAP financial measures have a number of limitations. As such, these disclosures should not be viewed as a substitute for results determined in accordance with GAAP financial measures that we and other companies use. Management also uses these measures for peer comparison. See below in the financial schedules included in this press release for a reconciliation of the non-GAAP financial measures to the comparable GAAP financial measures. Additionally, please refer to the Company’s Annual Report on Form 10-K for the detailed definitions of these non-GAAP financial measures.

	As of or For the Three Months Ended
	June 30,	March 31,	June 30,
(dollars in thousands, except per share data)	2026	2026	2025
Net income and earnings per share excluding significant items:
Reported Net Income	$40,181	$37,579	$30,082
Significant items:
Impairment charges on assets held for sale	496	—	—
Merger-related expenses	—	—	4,450
Secondary public offering of common stock expenses	—	—	413
Tax benefit	(130)	—	(1,117)
Adjusted Net Income	$40,547	$37,579	$33,828
Reported Diluted Earnings per Share	$0.90	$0.83	$0.66
Significant items:
Impairment charges on assets held for sale	0.01	—	—
Merger-related expenses	—	—	0.10
Secondary public offering of common stock expenses	—	—	0.01
Tax benefit	—	—	(0.02)
Adjusted Diluted Earnings per Share	$0.91	$0.83	$0.75

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (continued) (unaudited)

	As of or For the Three Months Ended
(dollars in thousands, except per share data,	June 30,	March 31,	June 30,
ratios annualized, where applicable)	2026	2026	2025
Adjusted non-interest expense:
Non-interest expense	$56,479	$57,189	$59,602
Less: Impairment charges on assets held for sale	496	—	—
Less: Merger-related expenses	—	—	4,450
Less: Secondary public offering of common stock expenses	—	—	413
Adjusted non-interest expense	$55,983	$57,189	$54,739
Adjusted non-interest expense excluding amortization of intangible assets:
Adjusted non-interest expense	$55,983	$57,189	$54,739
Less: Amortization of intangible assets	1,235	1,235	1,499
Adjusted non-interest expense excluding amortization of intangible assets	$54,748	$55,954	$53,240
Pre-tax pre-provision net income:
Pre-tax income	$54,071	$49,675	$38,928
Add: Provision for credit losses	7,162	5,537	11,923
Pre-tax pre-provision net income	$61,233	$55,212	$50,851
Adjusted pre-tax pre-provision net income:
Pre-tax pre-provision net income	$61,233	$55,212	$50,851
Add: Impairment charges on assets held for sale	496	—	—
Add: Merger-related expenses	—	—	4,450
Add: Secondary public offering of common stock expenses	—	—	413
Adjusted pre-tax pre-provision net income	$61,729	$55,212	$55,714
Tax equivalent net interest income:
Net interest income	$100,836	$99,863	$95,982
Add: Tax-equivalent adjustment	178	196	231
Net interest income, fully taxable equivalent	$101,014	$100,059	$96,213
Total revenue:
Net interest income	$100,836	$99,863	$95,982
Add: Non-interest income	16,876	12,538	14,471
Total revenue	$117,712	$112,401	$110,453
Tangible common stockholders' equity:
Total stockholders' equity	$1,304,215	$1,280,292	$1,192,416
Less: Goodwill and other intangibles	198,050	199,285	203,508
Tangible common stockholders' equity	$1,106,165	$1,081,007	$988,908
Tangible assets:
Total assets	$9,932,465	$9,909,680	$9,720,218
Less: Goodwill and other intangibles	198,050	199,285	203,508
Tangible assets	$9,734,415	$9,710,395	$9,516,710
Average tangible common stockholders' equity:
Average total stockholders' equity	$1,337,584	$1,333,423	$1,178,554
Less: Average goodwill and other intangibles	198,629	199,943	203,767
Average tangible common stockholders' equity	$1,138,955	$1,133,480	$974,787
Average tangible assets:
Average total assets	$9,882,985	$9,797,832	$9,633,817
Less: Average goodwill and other intangibles	198,629	199,943	203,767
Average tangible assets	$9,684,356	$9,597,889	$9,430,050
Tangible net income:
Net income	$40,181	$37,579	$30,082
Add: After-tax intangible asset amortization	912	912	1,107
Tangible net income	$41,093	$38,491	$31,189
Adjusted tangible net income:
Tangible net income	$41,093	$38,491	$31,189
Add: Impairment charges on assets held for sale	496	—	—
Add: Merger-related expenses	—	—	4,450
Add: Secondary public offering of common stock expenses	—	—	413
Add: Tax benefit on significant items	(130)	—	(1,117)
Adjusted tangible net income	$41,459	$38,491	$34,935

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (continued) (unaudited)

	As of or For the Three Months Ended
(dollars in thousands, except share and per share	June 30,	March 31,	June 30,
data, ratios annualized, where applicable)	2026	2026	2025
Pre-tax pre-provision return on average assets:
Pre-tax pre-provision net income	$61,233	$55,212	$50,851
Average total assets	9,882,985	9,797,832	9,633,817
Pre-tax pre-provision return on average assets	2.49%	2.29%	2.12%
Adjusted pre-tax pre-provision return on average assets:
Adjusted pre-tax pre-provision net income	$61,729	$55,212	$55,714
Average total assets	9,882,985	9,797,832	9,633,817
Adjusted pre-tax pre-provision return on average assets	2.51%	2.29%	2.32%
Net interest margin, fully taxable equivalent:
Net interest income, fully taxable equivalent	$101,014	$100,059	$96,213
Total average interest-earning assets	9,457,037	9,347,232	9,209,178
Net interest margin, fully taxable equivalent	4.29%	4.34%	4.19%
Non-interest income to total revenues:
Non-interest income	$16,876	$12,538	$14,471
Total revenues	117,712	112,401	110,453
Non-interest income to total revenues	14.34%	11.15%	13.10%
Adjusted non-interest expense to average assets:
Adjusted non-interest expense	$55,983	$57,189	$54,739
Average total assets	9,882,985	9,797,832	9,633,817
Adjusted non-interest expense to average assets	2.27%	2.37%	2.28%
Adjusted efficiency ratio:
Adjusted non-interest expense excluding amortization of intangible assets	$54,748	$55,954	$53,240
Total revenues	117,712	112,401	110,453
Adjusted efficiency ratio	46.51%	49.78%	48.20%
Adjusted return on average assets:
Adjusted net income	$40,547	$37,579	$33,828
Average total assets	9,882,985	9,797,832	9,633,817
Adjusted return on average assets	1.65%	1.56%	1.41%
Adjusted return on average stockholders' equity:
Adjusted net income	$40,547	$37,579	$33,828
Average stockholders' equity	1,337,584	1,333,423	1,178,554
Adjusted return on average stockholders' equity	12.16%	11.43%	11.51%
Tangible common equity to tangible assets:
Tangible common equity	$1,106,165	$1,081,007	$988,908
Tangible assets	9,734,415	9,710,395	9,516,710
Tangible common equity to tangible assets	11.36%	11.13%	10.39%
Return on average tangible common stockholders' equity:
Tangible net income	$41,093	$38,491	$31,189
Average tangible common stockholders' equity	1,138,955	1,133,480	974,787
Return on average tangible common stockholders' equity	14.47%	13.77%	12.83%
Adjusted return on average tangible common stockholders' equity:
Adjusted tangible net income	$41,459	$38,491	$34,935
Average tangible common stockholders' equity	1,138,955	1,133,480	974,787
Adjusted return on average tangible common stockholders' equity	14.60%	13.77%	14.37%
Tangible book value per common share:
Tangible common equity	$1,106,165	$1,081,007	$988,908
Common shares outstanding	45,191,493	45,442,851	45,866,649
Tangible book value per common share	$24.48	$23.79	$21.56